Exhibit 99.1

LianDi Clean Technology Inc. to Host Fiscal Year 2011 Third Quarter Results Conference Call on
Tuesday, February 22, 2011 at 10:30 a.m. ET

Company Files Form 12b-25 for Q3FY2011 10Q Filing Extension

BEIJING, February 15, 2011— LianDi Clean Technology Inc. (OTC Bulletin Board: LNDT), ("LianDi" or the "Company"), a leading provider of clean technology, downstream flow equipment, engineering services and software to China's leading petroleum and petrochemical companies, today announced the Company will release its fiscal year 2011 third quarter financial results by Tuesday, February 22, 2011. The Company filed a Form 12b-25 with the U.S. Securities and Exchange Commission (SEC), which provides the Company with five additional calendar days to file its Form 10-Q for the three months ended December 31, 2010. The auditors needed additional time to complete the warrant derivative liability under GAAP.

The conference call will take place at 10:30 a.m. ET on Tuesday, February 22, 2011. Interested participants should call 1-877-941-8416 when calling within the United States or 1-480-629- 9808 when calling internationally (passcode 4414430).

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on this link: http://viavid.net/dce.aspx?sid=000081C8 or visiting http://www.viavid.net, where the webcast can be accessed through March 1, 2011.

A playback will be available through March 1, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally (passcode 4414430).

About LianDi Clean Technology Inc.

LianDi was established in July 2004 to serve the largest Chinese petroleum and petrochemical companies. Through its four operating subsidiaries, Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd. and Beijing JianXin Petrochemical Engineering Ltd., the Company distributes a wide range of customized valves and equipment and provides associated value-added technical and integration service. The Company also develops and markets proprietary optimization software for the polymerization process. In addition, LianDi is focused on the large, rapidly growing, clean technology market for oil refineries, projected to reach over $1 billion in the next 10 years. This market is expected to benefit from favorable Chinese government policies, including tax benefits and other incentives.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of LianDi and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov )

For more information, please contact:

Company:

Joe Levinson, VP of Corporate Communications
Tel:   +1-646-884-0829
Email: joe.levinson@china-liandi.com

Investor Relations:

HC International, Inc.:
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net